Exhibit 10.8

(________)
________________________________
________________________________
________________________________
Telephone:  (_____) _______________
Facsimile: (_____) ________________

Attorney for St. George Investments, LLC

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
FIRST MUNICIPAL DISTRICT
COUNTY DEPARTMENT – LAW DIVISION

ST. GEORGE INVESTMENTS, LLC, an Illinois limited liability company, Plaintiff, vs. HELIX WIND, INC., a Nevada corporation, Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	JUDGMENT BY CONFESSION Case No. ______________________ Judge ______________________

Pursuant to 735 ILCS 5/2-1301(c) and the affidavit of counsel for St. George Investments, LLC, an Illinois limited liability company, its successors or assigns (“St. George Investments”), the Court hereby enters judgment against Helix Wind, Inc., a Nevada corporation (“Defendant”), as follows:

1.           Defendant’s parent company, Helix Wind, Corp. (“HWC”), executed in Cook County, Illinois, the following promissory notes in favor of St. George Investments, copies of which are attached hereto as Exhibit A (collectively, the “Notes”):
a.           Secured Convertible Promissory Note dated August 12, 2011, in the principal amount of $49,297.50.
b.           Consolidated Secured Convertible Promissory Note dated August 12, 2011, in the principal amount of $525,856.91 (“Consolidated Note”).
c.           Convertible Promissory Note dated July 1, 2011, in the principal amount of $72,500.
d.           Secured Convertible Promissory Note dated July 15, 2011, in the principal amount of $65,000.
e.           Secured Convertible Promissory Note dated August 1, 2011, in the principal amount of $65,000.
f.           Secured Convertible Promissory Note dated August 15, 2011, in the principal amount of $65,000.
g.           Secured Convertible Promissory Note dated March 21, 2011, in the principal amount of $1,430,441.91.
h.           Secured Convertible Promissory Note dated March 21, 2011, in the principal amount of $1,176,347.27.
2.           HWC failed to comply with the terms of one or more of the Notes, resulting in a cross default of all of the Notes.

3.           Defendant guaranteed all of HWC’s obligations under the Notes pursuant to (i) that certain Guaranty dated August 12, 2011, executed by Defendant in favor of St. George Investments and executed in Cook County, Illinois, (ii) that certain Guaranty dated March 21, 2011, executed by Defendant in favor of St. George Investments and executed in Cook County, Illinois (guaranteeing $1,430,441.91), and (iii) that certain additional Guaranty dated March 21, 2011, executed by Defendant in favor of St. George Investments and executed in Cook County, Illinois (guaranteeing $1,176,347.27), all attached hereto as Exhibit B (collectively, the “Guaranty”).
4.           Defendant failed to comply with the terms of the Guaranty in that Defendant failed to cause a guaranteed payment or payments under one or more of the Notes to be made by either HWC or Defendant, as required by the Guaranty.
5.           By virtue of Defendant’s default and violation of the Guaranty for failure to make payments under one or more of the Notes, judgment in favor of St. George Investments is hereby entered against Defendant in the amount of $3,449,443.59, plus costs and accrued and unpaid interest, plus any applicable Balance Adjustments (as defined in all of the Notes except for the Consolidated Note), less any payments previously made by Defendant or HWC, which net amount is $________________ (the “Judgment Amount”).
6.           Interest shall accrue on the Judgment Amount at the rate of eighteen percent (18%) per annum until all amounts due under the terms of this Judgment by Confession are paid to St. George Investments.

7.           It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff until or unless the occurrence of an Event of Default (as defined in the Note) under the Note.

DATED this ____day of ___________, 20___.

BY THE COURT

___________________________________
First Municipal District Court Judge

CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

__________________ COUNTY STATE OF __________________	) ) ss. )

Helix Wind, Corp. (“HWC”), executed in Cook County, Illinois, the following promissory notes in favor of St. George Investments (collectively, the “Notes”): (a) Secured Convertible Promissory Note dated August 12, 2011, in the principal amount of $49,297.50, (b) Consolidated Secured Convertible Promissory Note dated August 12, 2011, in the principal amount of $525,856.91; (c) Convertible Promissory Note dated July 1, 2011, in the principal amount of $72,500, (d) Secured Convertible Promissory Note dated July 15, 2011, in the principal amount of $65,000, (e) Secured Convertible Promissory Note dated August 1, 2011, in the principal amount of $65,000, (f) Secured Convertible Promissory Note dated August 15, 2011, in the principal amount of $65,000, (g) Secured Convertible Promissory Note dated March 21, 2011, in the principal amount of $1,430,441.91, and (h) Secured Convertible Promissory Note dated March 21, 2011, in the principal amount of $1,176,347.27.
Defendant, Helix Wind, Inc., a Nevada corporation (“Defendant”), guarantied all of HWC’s obligations under the Notes pursuant to (i) that certain Guaranty dated August 12, 2011, executed by Defendant in favor of St. George Investments, LLC, an Illinois limited liability company, its successors or assigns (“St. George Investments”), (ii) that certain Guaranty dated March 21, 2011, executed by Defendant in favor of St. George Investments (guaranteeing $1,430,441.91), and (iii) that certain additional Guaranty dated March 21, 2011, executed by Defendant in favor of St. George Investments (guaranteeing $1,176,347.27).

Defendant hereby knowingly and voluntarily waives service of process and consents to the entry of this Judgment by Confession at the request of counsel for St. George Investments, if an Event of Default or a Trigger Event (as those terms are defined in the Notes) occurs. Defendant acknowledges that it has unconditionally guaranteed all obligations of HWC under the Notes pursuant to the Guaranty, and that one or more defaults under one Note results in a cross default of all Notes. The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the Notes at the time the Judgment by Confession is filed.  St. George Investments agrees it will not file the Judgment by Confession unless and until an Event of Default or a Trigger Event has occurred; provided, however, that upon an Event of Default or a Trigger Event, St. George Investments shall be entitled to immediately file such Judgment by Confession in ex parte fashion.  Counsel to St. George Investments shall provide the Court with an affidavit (i) stating that HWC has failed to abide by and satisfy the terms of one or more of the Notes, (ii) stating that Defendant has failed to abide by the terms of the Guaranty to satisfy the terms of one or more of the Notes, and (iii) stating the Judgment Amount.

HELIX WIND, INC.

By: ___________________________________	Dated:_______________
Name: ________________________________
Title: _________________________________

Subscribed and sworn to before me by ________________ on this ___ day of __________ 2011.

____________________________________ Notary Public

EXHIBIT A

PROMISSORY NOTES

EXHIBIT B

GUARANTY